Exhibit FS-1

                              CINERGY CORP.
                  PRO FORMA CONSOLIDATED BALANCE SHEET
                           As of June 30, 2000
                               (unaudited)
                         (dollars in thousands)

                    PRO FORMA CONSOLIDATED BALANCE SHEET

ASSETS
                                                                  Pro Forma
                                                     Actual      Adjustments    Pro Forma
Current Assets

  Cash and cash equivalents                        $   102,274  $ 1,271,875     $1,374,149

  Restricted deposits                                   15,961                      15,961
  Notes receivable                                       5,062                       5,062

  Accounts receivable less accumulated provision for
    doubtful accounts of $25,906 at June 30, 2000,
    and $26,811 at December 31, 1999                   897,562                     897,562
  Materials, supplies, and fuel - at average cost      178,520                     178,520
  Prepayments and other                                184,450                     184,450
  Energy risk management current assets                589,163                     589,163
       Total Current Assets                         1,972,992    1,271,875      3,244,867

Utility Plant - Original Cost
  In service
    Electric                                         9,543,587                   9,543,587
    Gas                                                842,541                     842,541
    Common                                             190,388                     190,388
      Total                                         10,576,516            -     10,576,516
  Accumulated depreciation                           4,413,587                   4,413,587
      Total                                          6,162,929            -      6,162,929
  Construction work in progress                        317,293                     317,293
        Total Utility Plant                          6,480,222            -      6,480,222

Other Assets
  Regulatory assets                                  1,005,820                   1,005,820
  Investments in unconsolidated subsidiaries           473,292                     473,292
  Energy risk management non-current assets             85,782                      85,782
  Other                                                653,055                     653,055
        Total Other Assets                           2,217,949            -      2,217,949

Total Assets                                       $10,671,163  $ 1,271,875    $11,943,038


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                              CINERGY CORP.
                  PRO FORMA CONSOLIDATED BALANCE SHEET
                           As of June 30, 2000
                               (unaudited)
                         (dollars in thousands)

LIABILITIES AND SHAREHOLDERS' EQUITY

                         PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                  Pro Forma
                                                      Actual     Adjustments    Pro Forma


Current Liabilities
  Accounts payable                                 $  872,912    $            $   872,912
  Accrued taxes                                       224,462                     224,462
  Accrued interest                                     51,688                      51,688
  Long-term debt due within one year                   32,475                      32,475
  Notes payable and other short-term obligations      746,778                     746,778
  Energy risk management current liabilities          572,937                     572,937
  Other                                               142,689                     142,689
      Total Current Liabilities                     2,643,941              -    2,643,941

Non-Current Liabilities
  Long-term debt                                    3,058,406                   3,058,406
  Deferred income taxes                             1,171,137                   1,171,137
  Unamortized investment tax credits                  142,821                     142,821
  Accrued pension and other postretirement
    benefit costs                                     385,898                     385,898
  Energy risk management non-current liabilities      153,930                     153,930
  Other                                               289,128                     289,128
      Total Non-Current Liabilities                 5,201,320              -    5,201,320
Total Liabilities                                   7,845,261              -    7,845,261

Cumulative Preferred Stock of Subsidiaries
  Not subject to mandatory redemption                  81,354                      81,354

Common Stock Equity
  Common stock - $.01 par value; authorized
    shares - 600,000,000; outstanding shares -
    158,923,399 at June 30, 2000, and
    December 31, 1999                                   1,589            500        2,089
  Paid-in capital                                   1,612,572      1,271,375    2,883,947
  Retained earnings                                 1,135,703                   1,135,703
  Accumulated other comprehensive income (loss)        (5,316)                     (5,316)
     Total Common Stock Equity                     2,744,548      1,271,875    4,016,423

Total Liabilities and Shareholders' Equity        $10,671,163    $ 1,271,875  $11,943,038


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
               PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                         CINERGY CORP.
           PRO FORMA CONSOLIDATED STATEMENT OF INCOME
           For the twelve months ended June 30, 2000
                          (unaudited)
            (in thousands, except per share amounts)

                                                             Pro Forma
                                                 Actual     Adjustments   Pro Forma

Operating Revenues
  Electric                                     $4,719,323                $4,719,323
  Gas                                           1,836,527                 1,836,527
Other                                            56,951                    56,951
Total Operating Revenues                        6,612,801                 6,612,801

Operating Expenses
  Fuel and purchased and exchanged power        2,577,392                 2,577,392
  Gas purchased                                 1,612,029                 1,612,029
  Operation and maintenance                     1,035,577                 1,035,577
  Depreciation and amortization                   362,588                   362,588
  Taxes other than income taxes                   261,479                   261,479
Total Operating Expenses                        5,849,065                 5,849,065

Operating Income                                  763,736                   763,736

Equity in Earnings of Unconsolidated
  Subsidiaries                                      6,492                     6,492
Gain on Sale of Investment in Unconsolidated
  Subsidiary                                       99,272                    99,272
Miscellaneous - Net                                13,839                    13,839
Interest                                          217,769                   217,769
                                                  (98,166)                  (98,166)

Income Before Taxes                               665,570                   665,570

Income Taxes                                      229,312                   229,312
Preferred Dividend Requirements
  of Subsidiaries                                   5,366                     5,366

Net Income                                     $  430,892   $            $  430,892

Average Common Shares Outstanding                 158,923        50,000     208,923

Earnings Per Common Share
  Net income                                        $2.71                     $2.06

Earnings Per Common Share - Assuming Dilution
  Net income                                        $2.70                     $2.06

Dividends Declared Per Common Share                 $1.80                     $1.80




                              CINERGY CORP.

        Pro Forma Consolidated Journal Entries to Give Effect to
        Issuance of Additional 50 Million Shares of Common Stock
                (in thousands, except per share amounts)
Entry No. 1

Cash and cash equivalents                           $1,271,875
   Common Stock                                                          $500
   Paid-in capital                                                 $1,271,375

To record issuance of additional 50 million shares of Cinergy common stock at June 30, 2000 at a closing price of $25.4375 per share.